(PAGE)                   CLOSING AGREEMENT

     THIS CLOSING AGREEMENT is entered into as of January 21, 1997, by and among S&E Network, Inc. ("S&E"), Paxson
Communications of San Juan, Inc. ("Buyer"), Paxson Communications
Corporation ("PCC"), Equus Gaming Company L.P. ("Equus") and
Housing Development Associates S.E. ("HDA").

                            RECITALS

     A. The parties hereto are parties to a Stock Purchase Agreement dated as of November 12, 1996 as amended by that certain Amendment to Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which Buyer has agreed to purchase from HDA on the date hereof fifty percent (50%) of the issued and outstanding shares of the common stock of S&E on the terms and conditions set forth therein.

     B. The Purchase Agreement provides for HDA and S&E to enter into a certain form of Broadcast Agreement (the "Broadcast
Agreement") which permits HDA to assign to El Comandante
Operating Company, Inc. ("ECOC") HDA's rights to televise a certain horse racing program produced by ECOC.

     C. Under section 6.8 of the Purchase Agreement, HDA is required to cause ECOC to terminate that certain Broadcast Agreement dated as of February 1, 1996 by and between ECOC and S&E (the "Existing Broadcast Agreement") and ECOC, to date, has declined to terminate the Existing Broadcast Agreement (the "ECOC Refusal").

     D. The Puerto Rico Racing Board (the "Racing Board") has issued an order dated as of December 30, 1996 and attached hereto as Exhibit 1 (the "Racing Board Order") by which the Racing Board purports to consent to the sale of the S&E shares to Buyer subject to certain conditions including that certain amendments be made to the Broadcast Agreement.

     E. HDA has advised Buyer that in the opinion of HDA's Puerto Rico counsel the Racing Board Order is invalid and unenforceable; however, delaying consummation of the transactions contemplated by the Purchase Agreement (the "Closing") while challenging the Racing Board Order would be disruptive to the parties' respective businesses.

     F.   Accordingly, to avoid delaying the Closing, the parties
desire to provide for certain respective obligations as set forth herein.
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                           AGREEMENTS

     In consideration of the above and the covenants and agreements herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Agreement to Close. Notwithstanding the ECOC Refusal and the pendency of the Racing Board Order and the effect of these matters on any conditions to Closing under the Purchase Agreement, Buyer, PCC and HDA agree to complete the Closing as of the date hereof and to otherwise consummate the transactions contemplated by the Purchase Agreement in accordance with the terms of the Purchase Agreement. Except as otherwise expressly provided in this Closing Agreement, Buyer, PCC and HDA hereby waive, forever release and covenant not to sue one another with respect to, any claim (including, but not limited to, any claim for breach of the Purchase Agreement) arising from or related to the Racing Board Order and the ECOC Refusal.

     2. Suspension of Broadcast Agreement. Notwithstanding the execution and delivery by HDA, PCC and S&E of the Broadcast Agreement, the parties' rights and obligations under the Broadcast Agreement are hereby suspended until such time as the Existing Broadcast Agreement is terminated. Immediately at such time, the parties' rights and obligations under the Broadcast Agreement will be restored automatically as if such rights and obligations commenced as of the date hereof and were never suspended. Upon any termination of the Existing Broadcast Agreement, S&E and PCC shall have no obligations to ECOC other than, to the extent assigned by HDA to ECOC, obligations that would exist under the Broadcast Agreement assuming no suspension of it in accordance with this section 2.

     3.   Indemnity Agreements.

          (a) HDA and Equus hereby agree to indemnify and hold harmless S&E, Buyer and PCC from any obligations, liabilities, damages, claims, losses, proceedings, expenses and costs, including reasonable attorneys' fees and expenses (collectively, "Losses") incurred by S&E, Buyer and/or PCC (including, but not limited to, Losses arising from claims asserted by third parties) resulting from (i) any violation or alleged violation of the Racing Board Order or any breach by S&E of the Existing Broadcast Agreement, or (ii) any violation or alleged violation of any prior order of the Racing Board arising from consummation of the transactions contemplated by the Purchase Agreement, or (iii) any
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violation or alleged violation of any subsequent order of the
Racing Board issued within 18 months of the date hereof arising from consummation of the transactions contemplated by the Purchase Agreement or relating to the Existing Purchase Agreement, or (iv) the performance by S&E, Buyer or PCC of any obligations or alleged obligations imposed by the Racing Board Order that are not required to be performed by S&E or PCC by the terms of the Broadcast Agreement, or (v) any untrue representation, breach of warranty or non-fulfillment of any covenant by HDA or Equus contained herein; provided, however that HDA and Equus shall have no liability to S&E, Buyer or PCC to the extent that any Losses of PCC, S&E or Buyer are attributable to any breach by S&E or PCC of their respective obligations under the Broadcast Agreement disregarding Section 2 of this Agreement.

          (b) The procedure for any indemnification provided in this Closing Agreement shall be governed by Section 10.4 of the Purchase Agreement which shall be incorporated herein by reference except that the words "Section 10.2 and 10.3" appearing in Section 10.4(e) of the Purchase Agreement shall be deleted and the words "this Section 3" shall be substituted in lieu thereof.

          (c) If any action is brought against PCC, S&E or Buyer by any person claiming any breach by PCC or S&E of the Broadcast Agreement (or breach of the Existing Broadcast Agreement in a manner that would also state a claim for breach of the Broadcast Agreement if it were not suspended under Section 2 hereof), PCC, Buyer and S&E agree that none of them shall assert as a defense to such action their rights or HDA's and Equus' obligations under subsections (a) or (b) of this Section 3.

     4. IRS Escrow. Notwithstanding any other provision of the Purchase Agreement, at Closing, Buyer shall deliver $700,000 of the Purchase Price to First Union Bank of Florida, as escrow agent, pursuant to an Indemnification Escrow Agreement in substantially the form attached hereto as Exhibit 2. The escrowed funds shall bear interest for the account of HDA. Promptly upon delivery by HDA to Buyer of evidence reasonably satisfactory to Buyer that HDA has recorded in the appropriate local filing office in Puerto Rico one or more IRS certificates of discharge reflecting the discharge of liens identified on
Schedule 1 attached hereto (the "Release Certificate"), Buyer and HDA shall promptly direct the escrow agent to release the escrowed funds and accrued interest to HDA. In the event that funds remain in escrow at such time as Buyer intends to sell substantially all of the assets or stock of S&E in a bona fide transaction to a third party, Buyer shall deliver notice to HDA
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at least 45 days prior to closing of such proposed sale (a "Sale
Notice"). If Buyer does not receive the Release Certificate within 15 days following delivery of the Sale Notice, Buyer may seek to obtain the Release Certificate and receive reimbursement of its expenses from the escrowed funds.

     5. Representations and Warranties. HDA and Equus jointly and severally represent, warrant and covenant to S&E, Buyer and PCC as follows:

          (a) The execution, delivery and performance of this Agreement by HDA and Equus have been duly authorized by all necessary partnership actions on the part of HDA and Equus.

          (b) This Agreement has been duly executed and delivered by HDA and Equus and constitutes the legal, valid and binding obligation of HDA and Equus, enforceable in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

          (c) The execution, delivery and performance by HDA and Equus of this Agreement (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) do not conflict with any provision of the Partnership Agreements of HDA or Equus; (iii) do not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality; and (iv) do not conflict with, constitute grounds for termination of or result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Material Contract (as defined in the Purchase Agreement).

     6. Reliance. HDA and Equus acknowledge that S&E, Buyer and PCC's agreement to complete the Closing as of the date hereof and to otherwise consummate the transactions contemplated by the Purchase Agreement in accordance with the terms of the Purchase Agreement is based on S&E, Buyer and PCC's good faith reliance upon the legality, validity, binding effect and enforceability of each agreement of HDA and Equus set forth in this Agreement. If any action is brought by S&E, Buyer or PCC to enforce this Agreement, HDA and Equus agree to waive any defense relating in any way to the legality, validity, binding effect or enforceability of this Agreement.

(PAGE)
     7. Appeal. HDA shall determine in its sole discretion the manner in which it may oppose the validity and enforceability of the Racing Board Order through administrative and/or judicial appeals or other actions. Such opposition shall be at HDA's sole cost and expense and HDA shall indemnify S&E, Buyer and PCC for all costs or expenses incurred by S&E, Buyer or PCC, including reasonable attorneys' fees and expenses, if and to the extent S&E, Buyer or PCC are required to participate in such appeals. HDA will not, without the prior written consent of Buyer, consent to the entry of any judgment or enter into any settlement with the Racing Board if such judgment or settlement imposes or could reasonably be expected to impose any obligation or liability on S&E, Buyer or PCC not otherwise existing as an obligation of S&E, Buyer or PCC under the Broadcast Agreement. Upon the request of Buyer, HDA shall cause its counsel to promptly provide to Buyer copies of all memoranda, correspondence, pleadings and other documents prepared by such counsel in connection with any administrative and/or judicial appeal or other action taken by HDA in opposing the validity and enforceability of the Racing Board Order, provided that HDA may redact any portions of such documents the disclosure of which would waive any attorney/client privilege of HDA.

     8. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida (without regard to the choice of law provisions thereof).

     9. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument,

     10. Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may not be assigned or transferred by HDA or Equus without the prior written consent of Buyer. This Agreement may not be assigned or transferred by S&E, Buyer or PCC without the prior written consent of HDA; provided, however, that S&E, Buyer and/or PCC may, without the prior written consent of HDA, assign or transfer their rights and interests hereunder to one or more parties that acquire the stock of S&E or all or substantially all of the assets of the Stations (as defined in the Purchase Agreement).

     11.  Notices.  All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be addressed as follows:
(PAGE)
If to Buyer, S&E or PCC: Paxson Communications of San Juan, Inc.
                         601 Clearwater Park Road
                         West Palm Beach, FL  33401
                         Attn:  Mr. Lowell W. Paxson

with copies (which shall      John R. Feore, Jr., Esq.
not constitute notice) to:    Dow, Lohnes & Albertson
                              1200 New Hampshire Ave., N.W.
                              Suite 800
                              Washington, D.C.  20036

If to HDA or Equus:           Equus Management Company
                              650 Munoz Rivera Ave., 7th Floor
                              Hato Rey
                              Puerto Rico  00918
                              Attention:  President

with a copy (which shall      W. Andrew Jack, Esq.
not constitute notice) to:    Covington & Burling
                              1201 Pennsylvania Avenue, N.W.
                              Washington, D.C.  20044-7566

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 10. A notice mailed by registered or certified mail, postage prepaid and return receipt requested, shall be deemed to have been duly delivered and received on the date of receipt shown on the return receipt.

     12. Entire Agreement. This Agreement and the Purchase Agreement, together with all other documents to be delivered or previously delivered by the parties pursuant hereto or thereto, collectively represent the entire understanding and agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

     14. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or
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failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 12.

     14. Delivery of Opinion. On or prior to February 1, 1997 counsel to PCC shall deliver to HDA its opinion as to the enforceability against and binding effect on PCC of the Closing
Agreement, Purchase Agreement and Broadcast Agreement in form and substance reasonably satisfactory to counsel to HDA.

































(PAGE)
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    PAXSON COMMUNICATIONS OF SAN JUAN, INC.



                    By:  /s/ William L. Watson
                         ------------------------------------
                         Name: William L. Watson
                         Title: Secretary



                    PAXSON COMMUNICATIONS CORPORATION



                    By:  /s/ William L. Watson
                         ------------------------------------
                         Name:  William L. Watson
                         Title: Assistant Secretary


                    S & E NETWORK INC.


                    By:  /s/ William L. Watson
                         ------------------------------------
                          Name: William L. Watson
                          Title: Secretary


                    HOUSING DEVELOPMENT ASSOCIATES S.E.


                    By:  Equus Gaming Company, L.P.
                         its managing partner

                         By:  Equus Management Company,
                              its managing general partner

                              By:  /s/ Donald G. Blakeman
                                   --------------------------
                                    Name: Donald G. Blakeman
                                    Title: President

(PAGE)
                    EQUUS GAMING COMPANY, L.P.


                         By:  Equus Management Company,
                              its managing general partner

                              By:  Donald G. Blakeman
                                   --------------------------
                                    Name: Donald G. Blakeman
                                    Title: President